Exhibit 99.1

News Release	News Release

Magnum Hunter Resources To Acquire
Williston Basin Focused NuLoch Resources
For $327 Million (USD)

FOR IMMEDIATE RELEASE – Houston, TX – (Market Wire) – January 19, 2011 – Magnum Hunter Resources Corporation (NYSE: “MHR” and NYSE Amex: “MHR-PrC”) (“Magnum Hunter” or the “Company”) announced today that it has entered into a definitive agreement to acquire Williston Basin focused NuLoch Resources, Inc. (TSX-V: “NLR” and OTCQX: “NULCF”) (“NuLoch”) in an all common stock transaction valued at approximately $327 million (USD). Magnum Hunter has agreed to acquire NuLoch for $2.50 (Canadian) per share at a fixed exchange ratio of 0.3304, which was based on the seven-day volume weighted average price of Magnum Hunter’s common stock as of January 18, 2011 of $7.63 per share. Magnum Hunter will issue approximately 42.8 million new common shares to the NuLoch shareholders, representing approximately 32% of Magnum Hunter’s current fully diluted common shares outstanding (assumes the contemplated purchase of NGAS Resources, Inc. (“NGAS”) recently announced by the Company on December 27, 2010). As of December 31, 2010, NuLoch had no outstanding long-term debt. Each of NuLoch’s and Magnum Hunter’s Board of Directors has given its unanimous approval of the transaction.

Magnum Hunter has received a commitment for a new $250 million senior credit facility with an initial borrowing base of $145 million to be provided by BMO Capital Markets (“BMO”), secured by the Company’s existing asset base, including the assets being acquired from NuLoch and NGAS.

About NuLoch Resources, Inc.

NuLoch Resources, Inc. is a Canadian public oil and natural gas producer with its headquarters located in Calgary, Alberta. NuLoch is actively developing its existing property portfolio in North Dakota and Saskatchewan, predominately in the evolving Bakken-Three Forks Sanish formations of the mid-continental Williston Basin in the United States and Canada. NuLoch owns various ownership interests in approximately 67 wells with productive capacity and has six drilling rigs currently drilling new wells in the United States and Canada. Nuloch has assembled largely contiguous blocks of mineral lease acres (71,600 net), with approximately 32,900 net acres located in Divide and Burke Counties, North Dakota and approximately 38,700 net acres located in southeast Saskatchewan. NuLoch also owns additional producing properties in Alberta containing approximately 50,680 net lease acres.

Nuloch is an Alberta registered corporation, therefore a Plan of Arrangement (Canadian Plan of Merger) will be entered into in order to complete the transaction. Such Plan requires a two-thirds favorable vote for the transaction by the NuLoch common shareholders and the issuance of a favorable Final Order by the Court of Queens Bench of Alberta. Magnum Hunter has obtained “Lock-up” Agreements from existing NuLoch shareholders, including management, representing 37.76% of the outstanding shares, who have agreed to vote in favor of the proposed transaction. NuLoch intends to distribute a Proxy Statement as soon as practicable to all NuLoch common shareholders announcing a shareholder meeting whereby NuLoch common shareholder approval of this transaction will be sought. Issuance of Magnum Hunter common stock will be exempt from U.S. Securities and Exchange Commission registration requirements due to the aforementioned Canadian court approval. The issuance of the new shares from Magnum Hunter is subject to approval of the Company’s shareholders. The transaction is expected to close on or before April 30, 2011.

Asset Overview
•	Estimated proved reserves (“1P”) of 5.9 Million Barrels of oil equivalent (Boe) as of December 31, 2010 (85% crude oil and 35% PDP)
•	Estimated “2P” reserves of 9.2 MMBoe as of December 31, 2010.
•	Long-lived reserves with an R/P ratio of 10.4 years
•
Current productive capacity of approximately 1,550 Boe per day (85% crude oil, 69% from the Williston Basin), of which 1,070 Boe per day of productive capacity is from 13.6 net Bakken-Three Forks Sanish wells drilled and completed

•	An additional 800 Boe (IP 30 Basis) per day of potential production exists behind pipe in standing cased and/or wells currently drilling in the Williston Basin
•	Approximately 71,600 net Williston Basin mineral lease acres (32,900 located in Divide and Burke Counties, North Dakota)
•	Approximately 50,680 net mineral lease acres located in Alberta with estimated net daily production of 480 Boe per day (53% light crude oil)

Transaction Highlights
•
Multi-year inventory of approximately 267 net identified Williston Basin drilling locations, representing estimated risked reserve potential of 31.4 MMBoe’s (estimated unrisked reserve potential is 80.0 MMboe’s)

•	All of the 267 net identified Williston Basin drilling locations are targeting the Bakken-Three Forks Sanish formations via long reach horizontal drilling and multi-stage fracturing techniques
•	Estimated per well 30 day production rates (“IP-30 rate”) in the 180-450 Boe per day range with per well estimated ultimate recoveries (“EUR’s”) in the 185-475 MBoe range
•
With per well all-in costs in the $3.5 million to $7.0 million range and an average crude oil price of approximately $90.00 per barrel, the above average IP-30 rates and EUR’s generate attractive internal rates of return

BMO acted as Financial Advisor and provided a Fairness Opinion to Magnum Hunter’s Board of Directors.  Fulbright & Jaworski L.L.P acted as Legal Advisor to Magnum Hunter.

Management Comments

R. Glenn Dawson, President and Chief Executive Officer of NuLoch Resources Inc. stated, “We are very pleased with this business combination.  The transaction unlocks the “Real Value” of our Williston Basin assets for our shareholders and provides a unique and diversified growth platform moving forward.  Magnum Hunter has a superb management team that will guide development in three leading North American shale plays: Marcellus, Eagle Ford, and now in the Bakken-Three Forks Sanish. The combined entity will use advances in horizontal drilling and completion technology to develop its significant undeveloped land base for light oil and liquid rich natural gas reserves which will generate high netbacks and low finding costs.”

Gary C. Evans, Chairman and Chief Executive Officer of Magnum Hunter Resources Corporation commented, “After having evaluated a large number of potential transactions in the greater Williston Basin over the past eighteen months, we are pleased to announce this morning’s agreement to acquire and merge with NuLoch Resources. This company stood out above the rest and presented the type of growth opportunities we have been seeking. This transaction adds significantly to our “three legged stool” business model of having unconventional resource plays to explore for liquids rich hydrocarbons across three regions in North America. The acquisition of NuLoch and its oil production component is especially compelling as we watch world crude oil prices again nearing $100 per barrel. NuLoch’s 267 net identified Williston Basin drilling locations offer attractive rates of return in today’s operating environment. Adjunct to Magnum Hunter’s recent end of the year announcements regarding the acquisition of Appalachian Basin focused NGAS Resources and certain bolt-on property assets coupled with our continued drilling efforts in the Eagle Ford Shale oil leg of Central and South Texas, the Company’s vision is now sharply focused on managing our resources and talents within these three geographic regions. Fiscal year 2011 will see substantial growth in Magnum Hunter’s daily production rates and proved reserves bookings as we concentrate our efforts on creating significant incremental value for our shareholders. We are now anticipating an exit rate exceeding 10,000 barrels of oil production per day for 2011. At closing of the NuLoch transaction, all financial measures are anticipated to be accretive to our shareholders. We have been most impressed with the entire operating team Glenn Dawson has assembled at NuLoch and are anxious to work with him and this talented group on future growth plans for the combined enterprise.”

Conference Call Information

Magnum Hunter will hold a conference call to discuss the transaction and other related matters on Wednesday, January 19th at 10:00 AM Central Time.

Dial-In number:	(866) 348-0480 (U.S. & Canada) or (706) 643-5340 (Intl./Local)
Access code:	38578345

A simultaneous webcast of the call may be accessed over the internet by visiting our website at http://us.meeting-stream.com/magnumhunterresources_011911. The webcast will be archived for replay on the Magnum Hunter website for 90 days.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big five” emerging shale plays in the United States.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release are forward looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties.  Forward-looking statements are based on information available to management at the time, and such forward-looking statements involve judgments.  Such forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; the benefits of such transaction and its impact on the Company’s business; and any statements of assumptions underlying any of the foregoing.  In addition, if and when the proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and NuLoch.  Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions.  These forward-looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to various risks, uncertainties and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond management’s control, that could cause actual results to differ materially from estimated results expressed in or implied by these forward-looking statements.  Such risks and uncertainties include, but are not limited to, the risk to both companies that the proposed transaction will not be consummated; failure to satisfy any of the conditions to the proposed transaction, such as the inability to obtain the requisite approvals of NuLoch’s shareholders, the Company’s shareholders and the Court of Queen’s Bench of Alberta with respect to the proposed transaction; adverse effects on the market prices of the companies’ common stock and on operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; negative effects of announcement or consummation of the proposed transaction on the market price of the companies’ common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies following the proposed transaction; and other factors, all of which are described more fully in the Company’s filings with the Securities and Exchange Commission (the “SEC”).  Forward-looking statements made in this press release, or elsewhere, speak only as of the date on which the statements were made.  New risks and uncertainties arise from time to time, and it is impossible for management to predict these events or how they may affect the Company or anticipated results. \All forward-looking statements are qualified in their entirety by this cautionary statement.  In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur.  The Company has no duty or obligation to, and does not intend to, update or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except as may be required by law.  Readers are cautioned not to place undue reliance on forward-looking statements.

Additional Information

In connection with the proposed transaction, the Company will file a preliminary proxy statement and definitive proxy statement with the SEC.  The information contained in the preliminary filing will not be complete and may be changed.  STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

The definitive proxy statement will be mailed to the Company’s stockholders seeking their approval of the issuance of the MHR Shares (including the MHR Shares issuable upon exchange of the Exchangeable Shares) as consideration for the proposed transaction.  The Company’s stockholders may also obtain a copy of the definitive proxy statement free of charge once it is available by directing a request to: Magnum Hunter Resources Corporation at 832-369-6986 or 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 Attention: Investor Relations.  In addition, the preliminary proxy statement, definitive proxy statement and other relevant materials filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or stockholders may access copies of such documentation filed with the SEC by the Company by visiting the Investors section of the Company’s website at www.magnumhunterresources.com.

Participants in the Solicitation

The Company and its respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation is available in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on September 3, 2010.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The MHR Shares and Exchangeable Shares to be issued in the proposed transaction in exchange for NuLoch Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company intends to issue such shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.  The Arrangement Agreement contemplates that the issuance of the MHR Shares upon exchange of the Exchangeable Shares will be registered under the Securities Act.

Magnum Hunter Contact:	M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545